Exhibit 107
Calculation of Filing Fee Table
424(b)(5)
(Form Type)

Star Bulk Carriers Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common shares, par value $0.01 per share(1)	Rule 457(o) Rule 457(r)	—	—	$75,000,000	0.0000870	$6,525.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$75,000,000		$6,525.00
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$6,525.00
	Net Fee Due							$0

(1)
The securities registered herein are offered pursuant to an automatic shelf registration statement on Form F-3 (File No. 333-286185) filed by Star Bulk Carriers Corp (the “2025 Registration Statement”).

(2)
Calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the 2025 Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Star Bulk Carriers Corp.	F-3	333-264226	April 11, 2022		$6,525.00(4)	Equity	Common shares, par value $0.01 per share	—	$116,371,110
Fee Offset Source	Star Bulk Carriers Corp.	F-3	333-197886		August 6, 2014						$128,800.00(3)

(3)
Registration fees in the amount of $128,800.00 were previously paid by the Registrant in connection with its filing of its shelf registration statement on Form F-3 (File No. 333-197886) with the SEC on August 6, 2014 (as amended on September 8, 2014 and declared effective on September 25, 2014, the “2014 Registration Statement,” and such fees, the “Previously Paid Fees”). Subsequently, $126,632.00 of the Previously Paid Fees remained unused and were applied to the (i) registration statement on Form F-3 (File No. 333-198832) filed with the SEC on September 19, 2014, as amended on November 21, 2014 and February 5, 2015, and declared effective on February 25, 2015 (the “2015 Registration Statement”); (iii) registration statement on Form F-3 (File No. 333-219381) filed with the SEC on July 20, 2017 and declared effective on September 6, 2017 (the “2017 Registration Statement”); (iv) registration statement on Form F-3 (File No. 333-227538) filed with the SEC on September 26, 2018 and declared effective on October 5, 2018 (the “2018 Registration Statement”); (v) registration statement on Form F-3 (File No. 333-230687) filed with the SEC on April 2, 2019 and declared effective on April 11, 2019 (the “2019 Registration Statement”); and (vi) automatic shelf registration statement on Form F-3 (File No. 333-264226) that was filed with the SEC and automatically became effective on April 11, 2022 (the “2022 Registration Statement” and, together with the 2014 Registration Statement, the 2015 Registration Statement, the 2017 Registration Statement, the 2018 Registration Statement and the 2019 Registration Statement, the “Prior Registration Statements”). The offerings under the Prior Registration Statements have been terminated. At the time of termination of the 2022 Registration Statement, $116,371,110 of common stock registered thereunder remained unsold, and $113,831.56 of the Previously Paid Fees remained unused.

(4)
The Registrant used a portion of the Previously Paid Fees under the 2022 Registration Statement as follows: (a) $12,800.44 to offset the filing fee due under the 2025 Registration Statement and (b) $3,599.29 to offset the registration fees owed in connection with the final prospectus supplement dated October 9, 2026. As a result, $97,431.83 of the 2022 Previously Paid Fees remained unused prior to the filing of this prospectus supplement (the “Unused Filing Fees”). Pursuant to Rule 457(p) under the Securities Act, these Unused Filing Fees are being applied as payment of fees payable pursuant to this prospectus supplement. The Registrant is offsetting the filing fee due under this prospectus supplement by $6,525.00, with $90,906.83 remaining to be applied to future filings from this fee offset source.